Exhibit 3.1

Delaware	PAGE 1

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“LOCAL CORPORATION”, A UNITED STATES CORPORATION, WITH AND INTO “LOCAL.COM CORPORATION” UNDER THE NAME OF “LOCAL CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF SEPTEMBER, A.D. 2012, AT 1:32 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2012, AT 12:01 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3014684 8100M	AUTHENTICATION: 9846344
121032193	DATE: 09-14-12

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:32 PM 09/14/2012
FILED 01:32 PM 09/14/2012
SRV 121032193—3014684 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

SECTION 253

CERTIFICATE OF OWNERSHIP

MERGING

WIDE OUT CORPORATION

INTO

LOCAL.COM CORPORATION

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Local.com Corporation (“Parent Corporation”), a corporation incorporated on March 10,1999, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY THAT:

1. The Parent Corporation owns all of the issued and outstanding capital stock of WIDE OUT CORPORATION, a corporation incorporated on November 30, 2010, pursuant to the provisions of the General Corporation Law of the State of Delaware (“Subsidiary Corporation”).

2. The Subsidiary Corporation is hereby merged into the Parent Corporation, with the Parent Corporation being the surviving corporation, pursuant to the following resolutions of the Board of Directors of the Parent Corporation, duly adopted by the Board of Directors on August 7, 2012, which resolutions approve the merger of the Parent Corporation with the Subsidiary Corporation.

WHEREAS, the Board of Directors deems it in the best interests of the Corporation to change the name of the Corporation to “Local Corporation” (the “Corporation Name Change”) by merging, effective as of 12:01 a.m. on September 17, 2012 (the “Merger”), with its subsidiary, Wide Out Corporation, a Delaware corporation (the “Subsidiary”) or such later date and time as the officers of the Corporation shall deem advisable, and;

WHEREAS, to effectuate the name change the Board of Directors deems it necessary and desirable for the Corporation, among other things, to (i) execute and file with the appropriate state officials, a certificate of ownership and merger and other instruments necessary or desirable to effectuate the Corporation Name Change (collectively, the “Name Change State Filings”) and (ii) execute and file with the Securities and Exchange Commission (the “Commission”), the Nasdaq Stock Market (“Nasdaq”) and other regulatory bodies or entities all documents and instruments necessary or desirable to effectuate the Corporation Name Change (collectively, the “Name Change Securities Filings”) (the Name Change State Filings together with the Name Change Securities Filings, the “Corporation Name Change Documents”);

NOW, THEREFORE, BE IT RESOLVED, that the Merger and the name change of the Corporation be, and hereby is, in all respects, approved.

FURTHER RESOLVED, that upon the effective time of the Merger, each share of the Subsidiary’s capital stock owned by the Corporation immediately prior to the merger shall, upon consummation of the Merger, be cancelled.

FURTHER RESOLVED, that pursuant to and at the effective time of the Merger, the name of the Corporation shall be changed to “Local Corporation” by deleting Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation and inserting in lieu thereof a new Article 1 to read as follows: “Article 1: The name of the corporation is Local Corporation.”

FURTHER RESOLVED, that the appropriate officer or officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file the Corporation Name Change Documents and to execute and file such other documents, instruments and agreements, and to perform any and all other acts that he or they may, in such officers’ sole and absolute discretion, deem necessary or desirable to consummate the Merger.

3. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Parent Corporation in accordance with the laws of the State of Delaware.

4. The resolutions adopted by Board of Directors of the Parent Corporation provide that the merger herein certified shall be effective as of 12:01 a.m. on September 17, 2012.

5. The Parent Corporation shall be the surviving corporation of the Merger. The name of the Parent Corporation shall be amended in the Merger to be “Local Corporation.”

6. The certificate of incorporation of the Parent Corporation as in effect immediately prior to the effective time of the Merger shall be amended by deleting Article 1 and inserting in lieu thereof a new Article 1 to read “Article 1: The name of the corporation is Local Corporation”, and, as so amended, shall be the certificate of incorporation of the surviving corporation.

IN WITNESS WHEREOF, the Parent Corporation has caused this Certificate of Ownership and Merger to be signed as of September 13, 2012, by a duly authorized officer, declaring that the facts stated herein are true.

Local.com Corporation

By:	/s/ Heath B. Clarke
Name:	Heath B. Clarke
Title:	Chairman and Chief Executive Officer